Exhibit 3.918

BCA-2.10 (Rev. Jul 1984)	File # 87026581

Submit in Duplicate

Payment must be made by Certified
Check, (ILLEGIBLE) Check or a Money
Order, payable to “Secretary of
State”.
DO NOT SEND CASH!
JIM EDGAR
Secretary of State
State of Illinois

ARTICLES OF INCORPORATION
This Space For Use By
Secretary of State

Date 1-12-87
License Fee	$	,50
Franchise Tax		$25.00
Filing Fee		$75.00

Clerk		100.50

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE The name of the corporation is Metropolitan Waste Systems, Inc.
(Shall contain the word “corporation”, “company”, “incorporated”,

(“limited” or an abbreviation thereof)

ARTICLE TWO The name and address address of the initial registered agent and its registered office are:

Registered Agent	Cezar	M.	Froelich

	First Name	Middle Name	Last Name

Registered Office	444 North Michigan Avenue, Suite 2300

	Number	Street	Suite* (A P.O. Box alone is not acceptable)

	Chicago	60611	Cook

	City	Zip Code	County
ARTICLE THREE The purpose or purposes for which the corporation is organized are:
If not sufficient space to cover this point, add one or more shares of this size.
     To engage in any act or activity for which corporations may be organized under the Illinois Business Corporation Act.

ARTICLE FOUR Paragraph 1: The authorized shares shall be:

Class	*Par Value par share	Number of shares authorized

Common	NPV	100,000

	Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:
If not sufficient space to cover this point, add one or more share of this size.
None
ARTICLE FIVE The number of shares to be issuedinitially, and the consideration to be received by the corporation therefor, are:

	*Per Value	Number of shares	Consideration to be
Class	per share	proposed to be issued	received therefor

Common	NPV	1.000		$1,000.00

			$

			$

			$

		TOTAL		$1,000.00

*	A declaration as to a “par value” is optional. This space may be marked “n/a” when no reference to a par value is desired.

ARTICLE SIX	OPTIONAL

The number of directors constituting the initial board of directors of the corporation is ______, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

	Name	Residential Address

ARTICLE SEVEN	OPTIONAL

(a	)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$

(b	)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$

(c	)	It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be:	$

(d	)	It is estimated that the gross amount of business which will be transacted from places of business in the State of Illinois during the following year will be:	$

ARTICLE EIGHT OTHER PROVISIONS
Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other than perpetual; etc.
NAMES & ADDRESSES OF INCORPORATORS
     The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.
Dated January 9, 1987

	Signatures and Names		Post Office Address

1	/s/ Janee Stempel Sularz Signature	1.	444 North Michigan Avenue, Suite 2300 Street

	Janee Stempel Sularz		Chicago, Illinois 60611

	Name(please print)		City/Town State Zip

2.
		2.	$12.0

	Signature		Street DEPT-01 [ILLEGIBLE] TRAM 0701 01/14/87 16:10:00 (ILLEGIBLE)
COOK COUNTY RECORDER
	Name (Please Print)		City/Town State
3.		3.

	Signature		Street

	Name(Please print)		City/Town State Zip
(Signatures must be in ink on original document, Carbon copy, Xerox or rubber stamp signatures may only be used on conformed copies)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice-President and verified by him, and attested by its Secretary or an Assistant Secretary.
Jane Stempet sularz
shefsky saitlin froelich
2/44 N michgan AVE,
2300
From BCA- 2.10
File No.
ARTICLES OF INCORPORATION
FILED
JAN 12 1987
JIM EDGAR
Secretary of State
FEE SCHEDULE
The following fees are required to be paid at the time of issuing the Certificate of Incorporation: FILING FEE $76.00; INITIAL LICENSE FEE of 1/20th of 1% of the consideration to be received for initial issued shares (see Art. 5) MINIMUM $.50; INITIAL FRANCHISE TAX of 1/10th of 1% of the consideration to be received for initial issued shares (see Art 5). MINIMUM $26.00
EXAMPLES OF TOTAL DUE

Consideration to	TOTAL
be Received	DUE*

Up to $1.000	$100.50

$5,000	$102.50

$10,000	$105.00

$25,000	$112.50

$50,000	$150.00

$100,000	$225.00

*	Includes Filing Fee + License Fee + Franchise Tax
RETURN TO:
Corporation Department
Secretary of State
Springfield, Illinois 62756
Telephone (217) 782-6961

EXPEDITED
OCT 05 1992
SECRETARY OF STATE

BCA-10.30	File # $(ILLEGIBLE)
This space For Use
By Secretary of State
Date 10-6-92
License Fee $
Filing Fee $25.00
Clerk (ILLEGIBLE)
Submit in Duplicate
Remit payment in Check or Money
order payable to “Secretary of
State”.
DO NOT SEND CASH!
EXPEDITED
OCT 06 1992
SECRETARY OF STATE
JIM EDGAR Secretary
of State state of Illinois
ARTICLES OF AMENDMENT
Pursuant to the provisions of “The Business Corporation Act of (ILLEGIBLE)”, the undersigned corporation hereby adopts these Articles of Amendment to its Articles of Incorporation.
ARTICLE ONE

The name of the corporation is:	(Note 1)
METROPOLITAN WASTE SYSTEMS, INC.
ARTICLE TWO
The following amendment to the Article of Incorporation was adopted on September 21, 1992 the manner indicated below (“X” one box only.)
☐ By a majority of the incorporators, provided no directors were named in the Articles of Incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of the adoption of this amendment;
(Note 2)
☐ By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
(Note 3)
☑ By the shareholders, in accordance with Section 10.20 a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of this amendment;
(Note 4)
PAID
OCT 7 1992

☐ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by the shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
(Note 4)
☐ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors have been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
(Note 4)
(INSERT AMENDMENT)
(Any article being amended is required to be set forth in its entirety.)(Suggested language for an amendment to change the corporate name is: RESOLVED, that Article one of the Articles of Incorporation shall be amended to read as follows:
ARTICLE ONE
The name of the corporation is:
SOUTHERN ILLINOIS REGIONAL LANDFILL, INC.

(New Name)
ARTICLE THREE
The manner in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert “No Change”)
N/A
ARTICLE POUR
(a) The manner in which said amendment effects a change in the amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert “No change”)
N/A

(b) The amount of paid-in-capital (Paid-in Capital replaces the terms Stated Capital and Paid-in surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (if not applicable, insert “No change”)
N/A

	Before Amendment	After Amendment
Paid-in Capital	$1000.00	$1000.00
     (1) The undersigned corporation has caused these articles to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.
Dated September 21, 1992

METROPOLITAN WASTE SYSTEMS, INC.

(Exact name of corporation)
attested by:

/s/ (ILLEGIBLE) (Signature of Assistant Secretary)	by	/s/ Thomas A. Volini (Signature of President)

Thomas A. Volini. President

(2) If amendment is authorized by the incorporators, the incorporators must sign below.
OR
If amendment is authorized by the directors and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below.
The undersigned affirms, under penalties of perjury, that the facts stated herein are true.
Dated:

September 21, 1992	(ILLEGIBLE)

Asst. Secretary
FILED
OCT 06 1992
GEORGE H. RYAN
SECRETARY OF STATE